UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 9, 2018

(Date of earliest event reported: February 8, 2018)

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7910 Main Street, 2nd Floor, Houma, LA	70360
(Address of Principal Executive Offices)	(Zip Code)

(985) 876-5400

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Closing of the Joint Venture Contribution and Formation Agreement

On February 8, 2018 (the “Closing Date”), SEACOR LB Holdings LLC (“SLH”), an indirect wholly-owned subsidiary of SEACOR Marine Holdings Inc. (“SEACOR Marine”), consummated the transactions (the “Transactions”) contemplated by the previously-announced Joint Venture Contribution and Formation Agreement, dated as of August 10, 2017, as amended by the First Amendment to the Joint Venture Contribution and Formation Agreement, dated as of January 8, 2018 (as so amended, the “JV Contribution Agreement”), by and among SLH, Montco Offshore, LLC, a Louisiana limited liability company formed upon the conversion of Montco Offshore, Inc. from a corporation to a limited liability company (“MOI”), and, pursuant to a Joinder dated as of the Closing Date, Falcon Global Holdings LLC (“FGH”), which is the joint venture “Company” contemplated by the JV Contribution Agreement. On the Closing Date, each of SLH and MOI contributed certain self-propelled, self-elevating liftboat vessels (“Liftboat Vessels”), certain entities owning Liftboat Vessels and certain related assets to FGH, as described further below.

SLH (directly or through its affiliates) contributed to FGH and its designated subsidiaries, among other things, (i) nine Liftboat Vessels, (ii) a 100% ownership interest in SEACOR LB Offshore (MI) LLC, which holds a 50% ownership interest in Falcon Global International LLC f/k/a Falcon Global LLC (“FG International”) which, in turn, indirectly owns two Liftboat Vessels, (iii) a 100% ownership interest in C-Lift LLC, which indirectly owns two Liftboat Vessels and (iv) approximately $15,000,000 in cash. MOI contributed to FGH and its designated subsidiaries, among other things, (i) six Liftboat Vessels owned by it directly and (ii) a 100% ownership interest in Montco Global LLC, which holds the remaining 50% ownership interest in FG International. FGH also assumed certain liabilities of the parties relating to the contributed assets. In exchange for their contributions of such assets, SLH and MOI each received equity interests in FGH in proportion to the values of the respective assets (net of liabilities) that they contributed to FGH. As a result of the Transactions, SLH owns approximately 72% of the outstanding equity interests in FGH.

The foregoing information is a summary of the JV Contribution Agreement and the First Amendment to the JV Contribution Agreement and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the JV Contribution Agreement and the First Amendment. A copy of the original JV Contribution Agreement was filed as Exhibit 2.1 to SEACOR Marine’s Form 8-K filed with the Securities and Exchange Commission on August 11, 2017 (the “August 11th Form 8-K”), and a copy of the First Amendment thereto was filed as Exhibit 2.1 to SEACOR Marine’s Form 8-K filed with the Securities and Exchange Commission on January 9, 2018 (the “January 9th Form 8-K”). The original JV Contribution Agreement and the First Amendment thereto, and the transactions contemplated by the original JV Contribution Agreement and the First Amendment thereto, respectively, are more fully described in the August 11th Form 8-K and the January 9th Form 8-K, which descriptions are incorporated herein by reference in their entirety.

Amended and Restated Falcon Global Holdings LLC Agreement

In connection with and immediately following the consummation of the Transactions, SLH and MOI entered into the amended and restated the limited liability company agreement of FGH (the “Amended and Restated FGH LLC Agreement”). The Amended and Restated FGH LLC Agreement provides that FGH will be managed by a Board of Managers, which acts by majority vote and will initially be composed of three managers. SLH has the right to appoint two managers to the Board of Managers, and MOI has the right to appoint the remaining manager. The Chairman of the Board of Managers will be appointed from time to time by majority vote of the Board of Managers. The Amended and Restated FGH LLC Agreement contains ownership transfer restrictions, including, among others, a right of first offer in favor of the other members, granting each member preemptive rights over the issuance of new equity interests, tag-along rights in favor of each member, and drag-along rights in favor of SLH.

The foregoing description of the Amended and Restated FGH LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated FGH LLC Agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Credit Facility

On the Closing Date, Falcon Global USA LLC, a wholly owned subsidiary of FGH (“Falcon Global”), entered into a credit agreement for a $131.1 million loan facility comprised of a $116.1 million term loan and a $15 million revolving loan facility (with an aggregate $9 million sublimit for letters of credit) with a syndicate of lenders administered by JPMorgan Chase Bank, N.A. (the “Credit Facility” and such agreement being the “Credit Agreement”), which is secured by substantially all of Falcon Global’s tangible and intangible assets.

The proceeds from the Credit Facility were used as follows: $116.1 million (the full amount of the term loan) was incurred to satisfy in full, in conjunction with other payments made by or on behalf of Orgeron Real Estate, L.L.C., amounts outstanding under the Second Amended and Restated Credit Agreement, dated as of January 29, 2016, by and among MOI and Orgeron Real Estate, L.L.C., as borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, in connection with the plan of reorganization for MOI under Chapter 11, which plan of reorganization was confirmed by the United States Bankruptcy Court for the Southern District of Texas, Houston Division, on January 18, 2018; and $5 million was drawn under the revolving credit facility for working capital purposes.

The Credit Facility bears interest at a variable rate based upon applicable London Inter-Bank Offered Rate or prime rate as determined from time to time, plus a margin which ranges from 1.9% to 6.0% based upon the currency of the borrowing and whether the borrowing was part of the revolving loan or the term loan, among other factors.

The debt under the Credit Facility will mature on February 8, 2024 (the “Maturity Date”), and may be accelerated upon the occurrence of an event of default. Commencing in March 2020, monthly repayment of the term loan begins with payments being the lesser of (a) $0.8 million and (b) the amount outstanding under the term loan. In addition, commencing in May 2019, in the event that at the end of any calendar year Falcon Global has sufficient cash reserves available, a mandatory payment on the term loan equal to a portion of Excess Cash Flow, as such term is defined in the Credit Facility, for the immediately preceding calendar year is required to be paid with respect to the term loans, calculated by reference to 100% of such Excess Cash Flow for calendar years 2018 and 2019, 75% of such Excess Cash Flow for calendar years 2020 and 2021, and 50% of such Excess Cash Flow thereafter. All loans under the Credit Facility may be prepaid without penalty at any time. Once repaid, the term loans may not be reborrowed. The outstanding principal balance, interest and all other amounts outstanding for all loans, including all revolving loans, are due and payable on the Maturity Date.

The Credit Facility contains various financial maintenance and restrictive covenants including: adjusted EBITDA minus capital expenditures and minus mandatory tax distributions to interest expense plus amortization; aggregate collateral vessel value to the sum of outstanding principal amount of all loans; and minimum liquidity. In addition, the Credit Facility restricts the payment of dividends and distributions.

In connection with the Credit Facility, SEACOR Marine issued an Obligation Guaranty with respect to limited obligations of Falcon Global under the Credit Facility (the “Guaranty”).

The foregoing description of the Credit Agreement and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, the Guaranty and the related Pledge and Security Agreement, copies of which are filed as Exhibits 10.2, 10.3 and 10.4 hereto and the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Credit Facility and the Credit Agreement set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K is incorporated herein by reference in its entirety.

Item 8.01. Other Events.

Closing of the Joint Venture Contribution and Formation Agreement

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Press Release

On February 9, 2018, SEACOR Marine issued a press release announcing the closing of the Transactions. The press release is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

2.1*

Joint Venture Contribution and Formation Agreement, dated August 10, 2017, by and between SEACOR LB Holdings LLC and Montco Offshore, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of SEACOR Marine Holdings Inc. filed with the Securities and Exchange Commission on August 11, 2017).

2.2

First Amendment to Joint Venture Contribution and Formation Agreement, dated January 8, 2018, by and between SEACOR LB Holdings LLC and Montco Offshore, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of SEACOR Marine Holdings Inc. filed with the Securities and Exchange Commission on January 9, 2018).

10.1*

Amended and Restated Limited Liability Company Agreement of Falcon Global Holdings LLC, dated February 8, 2018, by and among Falcon Global Holdings LLC, SEACOR LB Holdings LLC and Montco Offshore, LLC.

10.2*

Credit Agreement, dated as of February 8, 2018, by and among Falcon Global USA LLC, as borrower, certain subsidiaries of the borrower as loan guarantors, JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and security trustee, and the lenders party thereto from time to time.

10.3	Obligation Guaranty Agreement, dated as of February 8, 2018, by SEACOR Marine Holdings Inc.

10.4*

Pledge and Security Agreement, dated as of February 8, 2018, by and among Falcon Global USA LLC, as borrower, any Grantor (as defined therein), and JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and security trustee.

99.1	Press Release, dated February 9, 2018.

*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR MARINE HOLDINGS INC.

	By:	/s/ Matthew Cenac
Matthew Cenac
Executive Vice President and Chief Financial Officer

Date: February 9, 2018

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Joint Venture Contribution and Formation Agreement, dated August 10, 2017, by and between SEACOR LB Holdings LLC and Montco Offshore, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of SEACOR Marine Holdings Inc. filed with the Securities and Exchange Commission on August 11, 2017).

2.2

First Amendment to Joint Venture Contribution and Formation Agreement, dated January 8, 2018, by and between SEACOR LB Holdings LLC and Montco Offshore, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of SEACOR Marine Holdings Inc. filed with the Securities and Exchange Commission on January 9, 2018).

10.1*

Amended and Restated Limited Liability Company Agreement of Falcon Global Holdings LLC, dated February 8, 2018, by and among Falcon Global Holdings LLC, SEACOR LB Holdings LLC and Montco Offshore, LLC.

10.2*

Credit Agreement, dated as of February 8, 2018, by and among Falcon Global USA LLC, as borrower, certain subsidiaries of the borrower as loan guarantors, JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and security trustee, and the lenders party thereto from time to time.

10.3	Obligation Guaranty Agreement, dated as of February 8, 2018, by SEACOR Marine Holdings Inc.

10.4*

Pledge and Security Agreement, dated as of February 8, 2018, by and among Falcon Global USA LLC, as borrower, any Grantor (as defined therein), and JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and security trustee.

99.1	Press Release, dated February 9, 2018.

*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.